UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 28, 2015

Spōk Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32358	16-1694797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6850 Versar Center, Suite 420, Springfield, Virginia	22151
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 611-8488
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On October 28, 2015, Spōk Holdings, Inc. (the “Company”) issued a press release announcing financial results for the third quarter ended September 30, 2015. A copy of the press release is furnished as Exhibit 99.1 to this report.
The information in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 8.01 Other Events.
On October 28, 2015, the Company’s Board of Directors (the "Board") declared a regular quarterly dividend of $0.125 per share of the Company's common stock and a special dividend of $0.125 per share of common stock, both payable on December 10, 2015 to stockholders of record on November 18, 2015.
On October 28, 2015, the Company's Board of Directors has approved the extension of the Company’s stock repurchase program from December 31, 2015 to December 31, 2016. In extending the plan, the Board also reset the repurchase authority in the amount of $10 million to begin on the earlier of January 4, 2016 or the completion of the existing 2015 stock repurchase plan.
Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of business acquired:
Not applicable.
(b) Pro forma financial information:
Not applicable.
(d) Exhibit:

Exhibit
No.	Description
99.1	Spōk Holdings, Inc. Press Release dated October 28, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spōk Holdings, Inc.

October 28, 2015	By:	/s/ Shawn E. Endsley
		Name:	Shawn E. Endsley
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Spōk Holdings, Inc. Press Release dated October 28, 2015.